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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Marketing Services Group, Inc. on Form S-3 of our report dated March 12, 1997 relating to the 1996 financial statements of Grizzard Advertising Incorporated, appearing in the Prospectus on Form S-4 of Marketing Services Group, Inc., and to the reference to us under the heading "Experts" in this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ Ross Lane & Company, LLC

Atlanta, Georgia
October 28, 1999